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                           Amendment No. 1 to Agreement           Exhibit 10.3
                           ----------------------------


This Amendment No. 1 to Agreement is made by and between Crown Vantage Inc., a Virginia corporation (the "Company") and ________________ (the "Executive"), dated as of the 30th day of January 1998.

A. The parties hereto entered into an Agreement, made as of December 5, 1995, providing for certain arrangements in the event of a Change of Control of the Company (the "Agreement").

B. The parties hereto wish to amend the Agreement with respect to the definition of the "Annual Bonus" as used in the Agreement, to be the higher of actual bonuses paid or target bonuses.


IT IS AGREED AS FOLLOWS:

1. The first sentence of Subparagraph 4(b)(ii) of the Agreement shall be amended in its entirety, and shall read as follows:


   "In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the Executive's highest bonus (such bonus being the higher of (A) actual earned bonus, or (B) target bonus at 100% of the target,) under the Company's Incentive Plans in effect for the Company or any of its affiliated companies immediately prior to the Effective Date, or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus").

2. In all other respects, the Agreement is reaffirmed and remains in full force and effect.

   IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, as of the day and year first above written.





______________________________
(the "Executive")



CROWN VANTAGE INC.



By:____________________________
   Ernest S. Leopold
   Chairman and Chief Executive Officer